IEG Holdings Corporation Announces Record 2016 Full Year Revenue and Q1 2017 Earnings and Dividend Guidance

Las Vegas, Nevada – (March 8, 2017) – IEG Holdings Corporation (OTCQB: IEGH) announced today that its full year revenue increased 16.3% from $1,835,165 in 2015 to $2,135,046 in 2016, driven by continued strong loan volume growth. Since January 2016, cumulative loan volume has increased by 29.5% from $10,989,023 to $14,234,023 as of February 28, 2017. Please visit http://ir.investmentevolution.com/financial-results for a copy of IEG Holdings’ annual report on Form 10-K, as filed with the Securities and Exchange Commission.

First Quarter 2017 Earnings and Dividend Guidance

IEG Holdings now expects to incur a net loss and net operating cash flow negative position due to non-recurring, non-operational expenses related to the tender offer to purchase shares of OneMain Holdings Inc. (“OneMain”) common stock. As previously reported, IEG Holdings announced a tender offer to purchase up to all outstanding shares of OneMain’s common stock; provided, however, that IEG Holdings is willing to accept any number of shares of OneMain common stock, even if such shares, in the aggregate, constitute less than a majority of OneMain’s outstanding common stock. IEG Holdings is offering to exchange for each outstanding share of common stock of OneMain two shares of IEG Holdings’ common stock. The tender offer will expire at 5 p.m., Eastern time, on March 27, 2017.

However, in light of the non-recurring nature of these additional expenses and non-operational costs, IEG Holdings reiterates its expectation to pay its inaugural dividend in May 2017, after release of Q1 2017 results, and to pay ongoing quarterly dividends.

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Additional Information

This press release is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. IEG Holdings has filed with the SEC a Registration Statement on Form S-4 and a Tender Offer Statement on Schedule TO containing a letter of transmittal and other documents relating to the tender offer. IEG Holdings or OneMain will mail these documents without charge to OneMain common stockholders. Investors and stockholders should read those filings carefully as they contain important information about the tender offer. These documents, as well as IEG Holdings’ other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov and at IEG Holdings’ website at www.investmentevolution.com. The information contained on the SEC’s and IEG Holdings’ websites is not incorporated by reference in this press release and should be considered to be a part of this press release. The letter of transmittal and related materials may also be obtained without charge by contacting Georgeson LLC, the information agent for the offer, at IEGH@georgeson.com or (800) 279-6913 (toll-free).

About IEG Holdings Corporation

IEG Holdings Corporation provides online unsecured consumer loans under the brand name, “Mr. Amazing Loans,” via its website, www.mramazingloans.com, in 19 US states. IEG Holdings offers $5,000 and $10,000 loans over a term of five years at a 19.9% to 29.9% APR. IEG Holdings plans future expansion to 25 US states in 2017. For more information about IEG Holdings, visit www.investmentevolution.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Paul Mathieson – IEG Holdings Corporation

Chairman/CEO and Founder

info@investmentevolution.com

+1-702-227-5626